SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               Form 8-K

                            Current Report


                  Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934

                  Date of Report:   January 16, 1997
                  (Date of Earliest Event Reported)


                            SPORTMART, INC.
        (Exact name of registrant as specified in its charter)

                               DELAWARE
            (State of Other Jurisdiction of Incorporation)


                0-20672                 36-2702213
           (Commission File No.)      (I.R.S. Employer
                                      Identification No.)

       1400 South Wolf Road, Suite 200, Wheeling, Illinois 60090
     (Address of principal executive offices, including zip code)

  Registrant's telephone number, including area code: (847) 520-0100

                           SPORTMART, INC.
                                 Index

This report consists of a Current Report on Form 8-K. The Form 8-K includes information with respect to the disposition of assets of the Registrant and the recognition of reserves for potential liabilities in connection with the store closings of Sportdepot Stores Inc. in Canada.


                                                                 Page
Item 2.  Disposition of Assets . . . . . . . . . . . . . . . . . . 2

Item 7.  Financial Statements and Exhibits

         Pro Forma Consolidated Condensed Balance
              Sheet as of October 27, 1996. . . . . . . . . . . . .3

         Pro Forma Statement of Operations for the
              thirty-nine weeks ended
              October 27, 1996. .  . . . . .. . . . . . . . . . . .4

         Pro Forma Statement of Operations for the Year
             Ended January 28, 1996. . . . . . . . . . . . . . . . 5

         Notes to Pro Forma Financial Statements . . . . . . . . 6 - 7

         SIGNATURE . . . . . . . . . . . . . . . . . . . . . . . . 8

Item 2.   Disposition of Assets

          On January 16, 1997, Registrant announced the closing of all stores operated by its wholly owned subsidiary Sportdepot Stores Inc. (" Sportdepot") located in Canada and the liquidation of the inventories and fixed assets at such store locations. In connection with the store closings, the Registrant has established a reserve for payment of rents and related costs due under store leases in Canada along with other reserves relating to fixed assets, inventories and severance.

          2.1 Liquidation of Inventory. Sportdepot entered into an Agency Agreement with Hilco Trading Company, Inc. and Garcel, Inc. (hereinafter collectively referred to as "Hilco"), dated January 15, 1997 for the liquidation of inventory at seven closed Sportmart stores in the metropolitan Toronto area, two Sportdepot stores in Vancouver and one Sportdepot store in each of the cities of Calgary and Edmonton. Pursuant to the Agency Agreement, Hilco will pay Sportdepot a guaranteed amount of approximately $17 to $19 million based on a physical inventory by an outside inventory tabulating firm. After recovery from the liquidation of inventories of the guaranteed amount plus expenses and an agency fee, proceeds will be divided equally between Sportdepot and Hilco. The funds received by Sportdepot are being used for the payment of vendors and other debts. The Agency Agreement was approved after the solicitation of competitive bids.

          2.2   Reserve for Store Lease and Other Reserves.   Sportdepot
had entered into lease agreements for ten of its eleven stores in Canada. These leases are guaranteed by the parent company, Sportmart, Inc. Additionally, the store in Edmonton is owned by Sportdepot.
In connection with the store closings in Canada, the Company has established a reserve of approximately $13.5 million for estimated liabilities associated with store leases, severance and other write-offs relating to the store closings. Sportdepot has retained the services of commercial real estate brokers to market the store leases for subletting or assignment.

Item 7.   Financial Statements and Exhibits

                                  Sportmart, Inc.
                         Pro Forma Condensed Balance Sheet
                             As of October 27, 1996
                             (Dollars in thousands)
                                     (Unaudited)

The following unaudited pro forma condensed balance sheet as of October 27, 1996 has been presented as if the disposition of its Canadian operations, including eleven retail locations, had occurred on October 27, 1996. The unaudited pro forma condensed balance sheet and related notes should be read in conjunction with the financial statements of Sportmart, Inc. included in its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K as previously filed with the Commission. In management's opinion, all adjustments necessary to reflect the dispositions have been made. The unaudited pro forma condensed balance sheet is not necessarily indicative of what the actual financial position would have been at October 27, 1996, nor does it purport to reflect the future financial position of the Company.
                                        Historical                       Pro Forma
                                        October 27,     Pro Forma         October 27.
Description                               1996          Adjustments        1996
Current Assets:
  Due from related parties                 1,404                             1,404
  Merchandise inventories                190,553           (6,000)         184,553
  Assets held pending sale
    & leaseback                            4,284             (300)           3,984
  Prepaid assets and other assets         10,468           (1,050)           9,418
  Advertising co-op receivable             6,259             (145)           6,114
  Deferred income taxes                    4,347           13,160           17,507
        Total current assets             217,315            5,665          222,980
  Property & equipment, net               73,588          (12,375)          61,213
  Other assets                             4,822             (525)           4,297
   Deferred income taxes                   2,220                             2,220
       Total assets                      297,945           (7,235)         290,710
Current Liabilities:
   Bank overdraft                            289                               289
   Revolving line of credit due 2001     104,706                           104,706
   Current portion of capital lease
      and long-term debt                     299                               299
   Accounts payable                       60,723              270           60,993
   Accrued expenses                       17,997                            17,997
   Reserve for store closing               2,856           13,450           16,306
      Total current liabilities          186,870           13,720          200,590
   Cap lease oblig. net of current
      portion                              3,489                             3,489
   Other long-term liabilities             5,590           (1,215)           4,375
       Total  liabilities                195,949           12,505          208,454
Stockholders' Equity
   Preferred stock                             0                                 0
   Common stock                              128                               128
   Additional paid-in capital             79,842                            79,842
   Cumulative translation adjustment         (32)                              (32)
   Retained earnings                      22,058          (19,740)           2,318
       Total stockholders' equity        101,996          (19,740)          82,256
       Total liabilities and
       stockholders equity               297,945           (7,235)         290,710

      Sportmart, Inc.Pro Forma Condensed Statement of Operations
           For the Thirty-nine Weeks Ended October 27, 1996
                        (Dollars in thousands)
                              (Unaudited)

The following unaudited pro forma condensed statement of operations have been presented as if the disposition of the Canadian operations, including eleven retail locations, had occurred on January 29, 1996. The unaudited pro forma condensed statements of operations and related notes should be read in conjunction with the financial statements of Sportmart, Inc. included in its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K as previously filed with the Commission. The unaudited pro forma condensed statement of operations is not necessarily indicative of what the actual results of operations would have been, nor does it purport to reflect the future results of operations of the Company.

                                     Historical                             Pro Forma
                                   39 Weeks Ended      Pro Forma         39 Weeks Ended
                                     10/27/96          Adjustments         10/27/96
Net Sales                             373,948           (37,989)           335,959
Cost of sales, including buying,
   distribution and occupancy         286,581           (31,994)           254,587
Gross profit                           87,367            (5,995)            81,372
Operating expenses:
   Store                               63,913            (9,357)            54,556
   General & administrative            14,230              (225)            14,005
   Store pre-opening                      907              (668)               239
Operating income                        8,317             4,255             12,572
Other income(expense):
   Interest expense, net               (6,019)            2,084             (3,935)
   Other income                           241               155                 86
                                       (5,778)            1,929             (3,849)
Income from continuing operations
   before income taxes                  2,539             6,184              8,723
Income tax provision                   (1,062)           (2,602)            (3,664)
Income from continuing operations       1,477             3,582              5,059
Net income per share from continuing
   operations                            0.12              0.28               0.40
Weighted average number of common
   shares outstanding              12,823,434        12,823,434         12,823,434

                            Sportmart, Inc.
               Pro Forma Condensed Statement of Operations
                  For the Year Ended January 28, 1996
                        (Dollars in thousands)
                              (Unaudited)

The following unaudited pro forma condensed statement of operations have been presented as if the disposition of the Canadian operations, including eleven retail locations, had occurred on January 30, 1995. The unaudited pro forma condensed statements of operations and related notes should be read in conjunction with the financial statements of Sportmart, Inc. included in its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K as previously filed with the Commission. The unaudited pro forma condensed statement of operations is not necessarily indicative of what the actual results of operations would have been, nor does it purport to reflect the future results of operations of the Company.

                                   Historical        Pro Forma            Pro Forma
                                 52 Weeks Ended     Adjustments       52 WeeksEnded
Description                        1/28/96                              1/28/96
Net Sales                           492,179           (29,642)          462,537
Cost of sales, including buying,
   distribution and occupancy       381,146           (23,071)          358,075
Gross profit                        111,033            (6,571)          104,462
Operating expenses:
   Store                             89,007            (6,789)           82,218
   General & administrative          15,921              (150)           15,771
   Non-recurring charge               5,711                 0             5,711
   Store pre-opening                  3,791            (2,636)            1,155
Operating loss                       (3,397)            3,004              (393)
Other income(expense):
   Interest expense, net             (5,168)              752            (4,416)
   Other income                       1,440              (262)            1,178
                                     (3,728)              490            (3,238)
Loss from continuing operations
   before income taxes               (7,125)            3,494            (3,631)
Income tax benefit                    3,004            (1,497)            1,507
Loss from continuing operations      (4,121)            1,997            (2,124)
Net loss per share from continuing
   operations                         (0.32)            (0.16)            (0.16)
Weighted average number of common
   shares outstanding            12,771,911        12,771,911        12,771,911

                            Sportmart, Inc.
        Notes To Unaudited Pro Forma Condensed Financial Statem
                         (Dollars in thousands)
                              (Unaudited)

The Company's current estimate of losses resulting from the closing of the Canadian operations is estimated at $18 to $21 million, after related income tax benefits. The following assumptions have been made for the purposes of the pro forma financial statements. The pro forma adjustments to the Company's condensed financial statements are as follows:

Balance Sheet

- Inventories and assets held pending sale and leaseback in the accompanying condensed balance sheet were reduced $6,000 and $300, respectively, to write-down to estimated net realizable value for the Canadian locations.

- Net property and equipment, was reduced $12,375 to write-down to estimated salvage value for the Canadian locations.

- Prepaid assets, advertising co-op receivable and other assets were reduced $1,720 to write-down the assets relating to the Canadian locations to the estimated net realizable value.

- Deferred income taxes were increased $13,160 to reflect the U.S. tax benefit of closing the Canadian subsidiary.

- Reserve for store closing was increased $13,450 to provide for estimated closing costs.

- Accounts payable was increased $270 for estimated vendor claims relating to the store closings.

- Other long term liabilities were decreased $1,215 to write-off the straight-line rent accrual related to the Canadian locations.

- Retained earnings decreased $19,740 to reflect reserves for store closings, net of the income tax benefit to be realized relating to the Canadian locations.

Statement of Operations

- The accompanying Pro Forma Statements of Operations for both the thirty-nine weeks ended October 27, 1996 and for the year ended January 28, 1996 have been adjusted to eliminate the results of operations for the closed stores for the periods presented.

- For the thirty-nine weeks ended October 27, 1996 pro forma adjustments were made to decrease net sales by $37,989, decrease cost of sales $31,994, and decrease operating, administrative and pre-opening expenses by $10,250. Interest expense and other income were decreased by $2,084 and $155, respectively. The income tax provision was increased by $2,602. The effect of these pro forma adjustments was to increase income from continuing operations by $3,582.

- For the year ended January 28, 1996 pro forma adjustments were made to decrease net sales by $29,642, decrease cost of sales $23,071, and decrease operating, administrative and pre-opening expenses by $9,575. Interest expense and other income were decreased by $752 and $262, respectively. The income tax provision was increased by $1,497. The effect of these pro forma adjustments was to increase income from continuing operations by $1,997.

- Non-recurring charges directly attributable to the closing of the Canadian operations, including eleven retail locations, is estimated to be approximately $18 to $21 million, after related income tax benefits. These non-recurring charges have not been included in the pro forma income statements presented.

                           SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          SPORTMART, INC.



                                          By:/S/ANDREW S. HOCHBERG

                                              Andrew S. Hochberg
                                              Chief Executive Officer


Dated:   January 31, 1997